Exhibit 3.31

CERTIFICATE OF INCORPORATION

OF

MedCom Inc.

To:	The Secretary of State

State of New Jersey

The undersigned, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, does hereby execute the following Certificate of Incorporation.

(1) The name of the corporation is

MedCom Inc.

(2) The purpose or purposes for which the corporation is organized are: To do any lawful act or thing for which corporations may be organized pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes.

(3) The aggregate number of shares which the corporation shall have the authority to issue is 10,000 shares each of which shall have no par value.

(4) The address of the corporation’s initial registered office is C/o Cole Schotz Meisel Forman & Leonard, 25 Main Street, P.O. Box 800, Hackensack, New Jersey 07602.

The name of the corporation’s registered agent at such address is Henry M. Matri, Esq.

(5) The number of directors constituting the initial board of directors shall be one and the name and address is as follows:

NAME	ADDRESS
Sam Palazzole	27 Lowell Drive
Wayne, New Jersey 07470

(6) The name and address of the Incorporator is as follows:

NAME	ADDRESS
Zulma M. Howarth	Prentice Hall
830 Bear Tavern Road
West Trenton, New Jersey 08628

IN WITNESS WHEREOF, the undersigned incorporator of the above named corporation, has hereunto signed this Certificate of Incorporation this March 20, 1996.

/s/ Zulma M. Howarth
Zulma M. Howarth
Incorporator

New Jersey Division of Revenue

Certificate of Amendment to the Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A;9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is:

MedCom Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 21st day of December, 2004

Resolved, that Article one of the Certificate of Incorporation be amended to read as follows:

The name of the corporation is Quintiles Medical Communications & Consulting, Inc.

3. The number of shares outstanding at the time of the adoption of the amendment was: 1,000

The total number of shares entitled to vote thereon was: 1,000

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

N/A

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or notice are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
1,000	0

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

6. Other provisions: (Omit if not applicable).

This Certificate of Amendment to the Certificate of Incorporation will become effective on December 31, 2004.

	By:	/s/ John Russell
(Signature)
Dated this 22nd day of December, 2004		John Russell
President

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

New Jersey Division of Revenue & Enterprise Services

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The names of the corporation is:
QUINTILES MEDICAL COMMUNICATIONS & CONSULTING, INC.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 6th day of November, 2017

Resolved, that Article 1 of the Certificate of Incorporation be amended to read as follows:

(1) The name of the corporation is IQVIA Medical Communications & Consulting Inc.

3. The number of shares outstanding at the time of the adoption of the amendment was: 1,000

The total number of shares entitled to vote thereon was: 1,000

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).
4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
1,000	0

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

6. Other provisions: (Omit if not applicable).

/s/ James H. Erlinger III

Dated this 6th day of November, 2017	BY:	James H. Erlinger III, President
(Name)

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

CERTIFICATE OF MERGER OF

TWO NEW JERSEY CORPORATIONS

CERTIFICATE OF MERGER

OF

PALAZZOLE ASSOCIATES, INC.

INTO

MEDCOM, INC.

TO:	THE SECRETARY OF STATE

STATE OF NEW JERSEY

Pursuant to the provisions of Sections 14A:10-1 and 14A:10-4.1 of the New Jersey Business Corporation Act, the undersigned corporations hereby execute the following Certificate of Merger.

1. Palazzole Associates, Inc., organized and existing under the laws of the State of New Jersey, shall be merged into Medcom, Inc., a corporation organized and existing under the laws of the State of New Jersey which is hereinafter designated as the surviving corporation.

2. The address of the surviving corporation’s registered office is c/o Cole Schotz Meisel Forman & Leonard, 25 Main Street, P.O. Box 800, Hackensack, NJ 07602, and the name of its registered agent at such address is Henry M. Matri, Esq.

3. The total authorized capital stock of the surviving corporation shall be 10,000 shares.

4. The Plan of Merger annexed hereto and made a part hereof as Exhibit A was approved by each of the undersigned corporations in the manner prescribed by Sections 14A:10-1 and 14A:10-3 of the New Jersey Business Corporation Act.

5. As to each corporation whose shareholders are entitled to vote, the number of shares entitled to vote, and the number and designation of the shares of any class or series entitled to vote, and the number and designation of the shares of any class or series entitled to vote as a class are as follows:

Name of Corporation	Total Number of Shares Entitled to Vote	Designation of Each Class or Series Entitled to Vote as a Class (If any)	Number of Shares Entitled to Vote of Each Such Class or Series (if any)
Palazzole Associates, Inc.	400	N/A	N/A
Medcom, Inc.	100	N/A	N/A

6. As to each corporation whose shareholders are entitled to vote, the number of shares voted for and against the Plan of Merger, respectively, and the number of shares of any class entitled to vote as a class that voted for and against the Plan of Merger, respectively, are as follows:

Name of Corporation	Total Shares Voted For	Total Shares Voted Against	Class	Shares Voted For	Shares Voted Against
Palazzole Associates, Inc.	400	- 0 -	N/A	N/A	N/A
Medcom, Inc.	100	- 0 -	N/A	N/A	N/A

(7. The Plan of Merger was approved by the Board of Directors of Medcom, Inc., the surviving corporation, and no vote of the shareholders of Medcom, Inc. was required pursuant to the provisions of Section 14A:10-3(4) of the New Jersey Business Corporation Act.)

IN WITNESS WHEREOF, each of the undersigned corporations has caused this Certificate of Merger to be executed in its name by its respective officers.

PALAZZOLE ASSOCIATES, INC.

By	/s/ Sam Palazzole
Sam Palazzole, President, Chairman of the Board of Directors, and Sole Shareholder

Medcom, Inc.

By	/s/ Sam Palazzole
Sam Palazzole, President, Chairman of the Board of Directors, and Sole Shareholder

AGREEMENT OF MERGER OF PALAZZOLE ASSOCIATES, INC.

WITH AND INTO MEDCOM, INC.

AGREEMENT OF MERGER (“Agreement of Merger”) by and between Palazzole Associates Inc., a New Jersey corporation having its registered office at 16-00 Route 208, Fair Lawn, NJ 07410, and Medcom, Inc., a New Jersey corporation having its registered office at c/o Cole Schotz Meisel Forman & Leonard, 25 Main Street, P.O. Box 800, Hackensack, NJ 07602.

WITNESSETH

WHEREAS, the respective Boards of Directors of Palazzole Associates, Inc. and Medcom, Inc. deem the merger of Palazzole Associates, Inc. with and into Medcom, Inc., under and pursuant to the terms and conditions herein set forth or referred tos, desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors of Palazzole Associates, Inc. and Medcom, Inc. have adopted or are expected to adopt resolutions approving this Agreement of Merger and an Agreement and Plan of Reorganization dated of even date herewith (“Reorganization Agreement”); and

WHEREAS, the Board of Directors of Palazzole Associates, Inc. has directed that this Agreement of Merger be submitted to the shareholders of Palazzole Associates, Inc.;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

ARTICLE I MERGER

Subject to the terms and conditions of this Agreement of Merger, on the effective date of the merger, Palazzole Associates, Inc. shall be merged with and into Medcom, Inc., pursuant to the provisions of, and with the effect provided in, the New Jersey Business Corporation Law (said transaction being hereinafter referred to as the “Merger”). On the effective date of the merger, the separate existence of Palazzole Associates, Inc. shall cease and Medcom, Inc., as the surviving entity, shall continue unaffected and unimpaired by the Merger. On the effective date of the merger, the registered office of Medcom, Inc. in New Jersey shall remain unchanged by the Merger.

ARTICLE II CERTIFICATE OF INCORPORATION AND BY-LAWS

The Certificate of Incorporation and the By-Laws of Medcom, Inc. in effect immediately prior to the effective date of the merger shall be the Certificate of Incorporation and the By-Laws of Medcom, Inc., in each case until amended in accordance with applicable law.

ARTICLE III BOARD OF DIRECTORS

On the effective date of the merger, the Board of Directors of Medcom, Inc. shall consist of those persons serving as directors of Medcom, Inc. immediately prior to the effective date of the merger.

ARTICLE IV CAPITAL

The shares of capital stock of Medcom, Inc. issued and outstanding immediately prior to the effective date of the merger shall, on the effective date of the merger, continue to be issued and outstanding.

ARTICLE V CONVERSION AND EXCHANGE OF PALAZZOLE ASSOCIATES, INC. SHARES; FRACTIONAL SHARE INTERESTS

1. On the effective date of the merger, each share of the common stock of Palazzole Associates, Inc., no par value (“Palazzole Associates, Inc. Common Stock”), outstanding immediately prior to the effective date of the merger shall by virtue of the Merger be cancelled.

2. On and after the effective date of the merger, each holder of a certificate or certificates theretofore representing outstanding shares of Palazzole Associates, Inc. Common Stock (any such certificate being hereinafter referred to as a “Certificate”) may surrender the same to Medcom, Inc. or its agent for cancellation.

3. Upon the effective date of the merger, the stock transfer books of Palazzole Associates, Inc. shall be closed and no transfer of Palazzole Associates, Inc. Common Stock shall thereafter be made or recognized. Any other provision of this Agreement of Merger notwithstanding, neither Medcom, Inc. or its agent nor any party to the Merger shall be liable to a holder of Palazzole Associates, Inc. Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

ARTICLE VI CERTIFICATES OF MERGER

Certificates of merger evidencing the transactions contemplated herein shall be delivered to the New Jersey Secretary of State for filing as provided in the Reorganization Agreement.

ARTICLE VII FURTHER ASSURANCES

If at any time Medcom, Inc. shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in Medcom, Inc. title to any property or rights of Palazzole Associates, Inc., or otherwise carry out the provisions hereof, the proper officers and directors of Palazzole Associates, Inc., as of the effective date of the merger, and thereafter the officers of Medcom, Inc. acting on behalf of Palazzole Associates, Inc., shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in Medcom, Inc. and otherwise carry out the provisions hereof.

ARTICLE VIII CONDITIONS PRECEDENT

The obligations of Medcom, Inc. and Palazzole Associates, Inc. to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Reorganization Agreement.

ARTICLE IX CONSENT TO SERVICE

Medcom, Inc. consents that it may be sued and served with process in the State of New Jersey and Medcom, Inc. hereby irrevocably appoints the Secretary of State of the State of New Jersey as its agent to accept service of process in any proceedings in New Jersey to enforce against Medcom, Inc. any obligation of Palazzole Associates, Inc. or to enforce the rights of a dissenting shareholder of Palazzole Associates, Inc..

ARTICLE X MISCELLANEOUS

1. This Agreement of Merger may be amended or supplemented at any time prior to its Effective Date by mutual agreement of Medcom, Inc. and Palazzole Associates, Inc.. Any such amendment or supplement must be in writing and approved by their respective Boards of Directors and/or by officers authorized thereby.

2. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement of Merger.

3. This Agreement of Merger shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and entirely to be performed in such jurisdiction, except to the extent New Jersey law or Federal law may be applicable.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement of Merger to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

MEDCOM, INC.

By	/s/ Sam Palazzole
Sam Palazzole, President

PALAZZOLE ASSOCIATES, INC.,

By	/s/ Sam Palazzole
Sam Palazzole, President